Exhibit 10.24.1

ATHENE HOLDING LTD.

2014 SHARE INCENTIVE PLAN

AMENDED AND RESTATED CLASS A SHARE AWARD AGREEMENT

THIS AMENDED AND RESTATED CLASS A SHARE AWARD AGREEMENT (the “Agreement”), dated as of December 12, 2014 (the “Effective Date”), is made between ATHENE HOLDING LTD., a Bermuda exempted company limited by shares (the “Company”), and the Participant set forth on the signature page to this Agreement (the “Participant”).

WHEREAS, the Company, acting through the Committee with the consent of the Company’s Board of Directors (the “Board”) and the Participant have agreed to amend and restate that certain Class A share award originally granted to the Participant on April 28, 2014 (the “Grant Date”) pursuant to the Athene Holding Ltd. 2014 Share Incentive Plan (as it may be amended from time to time) (the “Plan”) on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, except as otherwise specifically provided herein, Awards granted by the Company (including those being amended pursuant to this Agreement) are subject to the terms of the Sixth Amended and Restated Shareholders Agreement, by and among the Company and certain of its securityholders, dated as of April 4, 2014 (as it may be further amended from time to time, the “Shareholders Agreement”).

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1. The Plan.

The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of this Agreement shall control. A copy of the Plan may be obtained from the Company by the Participant upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan or the Shareholders Agreement, as the case may be.

Section 2. Grant.

Effective on the Grant Date, on the terms and subject to the conditions of the Plan and that certain Class A Share Award Agreement dated as of April 28, 2014 between the Company and the Participant, the Company granted to the Participant an award to purchase <Shares @ $13.46> Class A Common Shares (such Class A Commons Shares and any shares into which such Class A Common Shares are exchanged or converted in connection with or prior to an IPO, the “Class A Shares”) at a purchase price of $13.46 per share (the “Purchase Price”). The Company acknowledges that the Participant has paid the Purchase Price in full.

Section 3. Dividend and Voting Rights.

The Participant shall have the rights of a shareholder with respect to the Class A Shares, including the right to vote such Class A Shares. The Participant also shall be entitled to receive any dividends declared with respect to the Class A Shares after the Grant Date.

Section 4. Vesting.

Subject to the terms and conditions of this Agreement, the Class A Shares shall be vested and non-forfeitable as of the Grant Date.

Section 5. Limitations upon Liquidation and Distributions.

Notwithstanding anything to the contrary herein or in the Plan or the Shareholders Agreement, upon a Liquidation of the Company, any distribution with respect to the Class A common shares of the Company will be paid to holders of the Class A Shares.

Section 6. Restrictions on Transfer.

(a) Restrictions After Grant. Upon and after the time that any Class A Shares are granted to the Participant, such Class A Shares shall be subject to the other limitations and restrictions set forth herein, in the Plan and in the Shareholders Agreement.

(b) Charter Documents. The Certificate of Altered Memorandum of Association, the Bye-laws of the Company, the Subscription Agreement, the Registration Rights Agreement and the Shareholders Agreement (collectively, the “Other Agreements”), as any of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Shares (including additional restrictions and limitations relating to the preference return on common equity of the Company to the shareholders of such equity and on the transfer of Shares). To the extent that the restrictions and limitations set forth in the Other Agreements are greater than those set forth in this Agreement, such restrictions and limitations shall apply to the Class A Shares and are incorporated herein by this reference. The restrictions and limitations set forth in such Other Agreements are not, however, in lieu of, nor shall they in any way reduce or eliminate, any limitation or restriction on the Class A Shares imposed under the Plan or this Agreement, including Section 6(c) below. In the event of any conflict between the terms of the Other Agreements and the terms of the Plan or this Agreement, the terms contained in the Plan or this Agreement shall be controlling.

(c) Call Rights. Notwithstanding anything herein or in the Other Agreements to the contrary (including Section 3.7 of the Shareholders Agreement), the Participant and the Company agree that the provisions of this Section 6(c) shall apply with respect to the Class A Shares.

(i) Within 270 days following a Participant’s Termination of Relationship for any reason, the Company shall have the right (but not the obligation) to repurchase all or any portion of the Class A Shares, and the Participant shall be obligated to sell any such Class A Shares in accordance with this Section 6(c). Any Permitted Transferee that received Class A Shares pursuant to clause (b) of the definition of Permitted Transfer as set forth in the Shareholders Agreement shall be subject to this Section 6(c) as if such Permitted Transferee and the Participant through which such Permitted Transferee received such Class A Shares are one and the same. For the avoidance of doubt, the Company’s repurchase of a portion of the Class A Shares held by the Participant (or Permitted Transferee) shall not preclude the Company from repurchasing additional Class A Shares held by such Participant (or Permitted Transferee) at a later date or dates within the 270-day period described above.

(ii) In the event that the Company wishes to exercise its rights pursuant to this Section 6(c), the Company shall deliver to such Participant (or his or her heirs or representatives), a timely written notice (the “Repurchase Notice”) that sets forth (i) the number of Class A Shares the Company is repurchasing, (ii) an indication of the price to be paid for each such Class A Shares and (iii) the anticipated closing date of such transaction. The Company shall have the right to revoke the Repurchase Notice at any time prior to the consummation of such repurchase.

(iii) Any repurchase of Class A Shares by the Company pursuant to the terms of this Section 6(c) shall be consummated on a date (the “Repurchase Date”) within thirty (30) calendar days following delivery of a Repurchase Notice. Any repurchase of Class A Shares by the Company pursuant to the terms of this Section 6(c) shall be made:

(A) if the Termination of Relationship occurs prior to an IPO, in cash at a price per Class A Share equal to $15.03;

(B) if, following an IPO, the Termination of Relationship occurs as a result of death, Disability, resignation (with or without Good Reason) or involuntary termination without Cause, in cash at a price per Class A Share equal to the volume weighted average closing trading price on the principal exchange where the Class A Shares are traded during the 60-trading day period immediately preceding the date of the Repurchase Notice; and

(C) if the Participant’s employment or service is terminated for Cause (whether before or after an IPO), in cash at a price per Class A Share equal to $15.03.

(iv) The Repurchase Price (defined below) shall be paid in a lump sum cash payment on the Repurchase Date. The Participant (or Permitted Transferee) hereby agrees that upon his or her receipt of such Repurchase Price, the outstanding Class A Shares then owned by such Participant (or Permitted Transferee) that are sold pursuant to this Section 6(c) shall automatically be transferred, sold and assigned to the Company and the Secretary of the Company shall automatically and irrevocably be appointed to transfer such Class A Shares to the Company on the books of the Company with full power of substitution. For purposes of this Section 6(c), the “Repurchase Price” means the price referred to in Sections 6(c)(iii)(A)-(C), as applicable.

(v) The Participant (or Permitted Transferee) agrees to provide customary representations and warranties to the Company, including (A) his or her power, authority and legal capacity to enter into such sale and to transfer valid right, title and interest in such Class A Shares; (B) his or her ownership of such Class A Shares and the absence of any liens, pledges, and other encumbrances on such Class A Shares; and (C) the absence of any violation, default, or acceleration of any agreement or instrument pursuant to which such Participant (or Permitted Transferee) or the assets of such Participant (or Permitted Transferee) are bound as the result of such sale.

(vi) If the Participant (or Permitted Transferee) holds Class A Shares which the Company wishes to repurchase in accordance with this Section 6(c), the Participant (or Permitted Transferee) shall be entitled to payment in accordance with this Section 6(c), but shall no longer be entitled to participation in the Company or enjoy other rights as a shareholder with respect to the Class A Shares subject to such repurchase. To the maximum extent permitted by law, the Participant’s (or Permitted Transferee’s) rights following the Repurchase Notice, with respect to the repurchase of Class A Shares covered thereby, shall be solely the rights that he or she has as a general creditor of the Company to receive the amount set forth in this Section 6(c).

(vii) The provisions of this Section 6(c) shall automatically terminate and be of no further force or effect with respect to any Class A Shares that are no longer subject to the Lock-up (as defined in the Company’s Third Amended and Restated Registration Rights Agreement dated April 4, 2014).

Section 7. Protective Covenants.

(a) Confidential Information. The Participant shall not disclose or use at any time any Confidential Information (as defined below) of which the Participant is or becomes aware, whether or not such information is developed by the Participant, except to the extent that such disclosure or use is directly related to and required by the Participant’s performance in good faith of duties for the Company, the Asset Management Company or their respective Affiliates. The Participant shall take all appropriate steps to safeguard Confidential Information in the Participant’s possession and to protect it against disclosure, misuse, espionage, loss and theft. The Participant shall deliver to the Company upon the Participant’s Termination of Relationship, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company, the Asset Management Company or any of their respective Affiliates which the Participant may then possess or have under his or her control. Notwithstanding the foregoing, the Participant may truthfully respond to a lawful and valid subpoena or other legal process, but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought, and shall assist the Company and such counsel in resisting or otherwise responding to such process. As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company, the Asset Management Company or their respective Affiliates in connection with their businesses, including, but not limited to, information, observations and data obtained by the Participant while providing services to the Company, the Asset Management Company, their respective Affiliates or any predecessors thereof (including those obtained prior to the date hereof) concerning (i) the business or affairs of the Company, the Asset Management Company or their respective Affiliates (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published (other than a disclosure by the Participant in breach of this Agreement) in a form generally available to the public prior to the date the Participant proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(b) Restriction on Competition. The Participant acknowledges that, in the course of his or her service with the Company, its Subsidiaries, the Asset Management Company and/or their predecessors (the “Protected Companies”), he or she has become familiar, or will become familiar, with the Protected Companies’ trade secrets and with other confidential and proprietary information concerning the Protected Companies and that his or her services have been and will be of special, unique and extraordinary value to the Protected Companies. The Participant agrees that if the Participant were to become employed by, or substantially involved in, the business of a competitor of the Protected Companies during the Restricted Period, it would be very difficult for the Participant not to rely on or use the Protected Companies’ trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Protected Companies’ trade secrets and confidential information, and to protect such trade secrets and confidential information and the Protected Companies’ relationships and goodwill with customers, during the Restricted Period, the Participant will not directly or indirectly through any other Person engage in, enter the employ of, render any services to, have any ownership interest in, nor participate in the financing, operation, management or control of, any Competing Business. For purposes of this Agreement, the phrase “directly or indirectly through any other Person engage in” shall include, without limitation, any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, member, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, director, officer or licensor of technology. For purposes of this Agreement, “Restricted Area” means anywhere in the United States, Bermuda and elsewhere in the world where the Protected Companies engage in business, including, without limitation, jurisdictions where any of the Protected Companies reasonably anticipate engaging in business on the date of the Participant’s Termination of Relationship (provided that as of the date of the Participant’s Termination of Relationship, to the knowledge of the Participant, such area has been discussed as a market that the Protected Companies reasonably contemplate engaging in within the twelve (12) month period following the date of the Participant’s Termination of Relationship). For purposes of this Agreement, “Competing Business” means a Person that at any time during the Participant’s period of service has competed, or any time during the twelve (12) month period following the date of the Participant’s Termination of Relationship begins competing with the Protected Companies anywhere in the Restricted Area and in the business of (i) annuity reinsurance, focusing on contracts reinsuring a quota share of future premiums of various fixed annuity product lines, (ii) reinsuring closed blocks of existing business, (iii) managing investments held by ceding companies pursuant to funds withheld coinsurance contracts with its affiliates, (iv) managing investments in the life insurance industry, or (v) any significant business conducted by the Protected Companies as of the date of the Participant’s Termination of Relationship and any significant business the Protected Companies conduct in the twelve (12) month period after the Participant’s Termination of Relationship (provided that as of the date of the Participant’s Termination of Relationship, to the knowledge of the Participant, such business has been discussed as a business that the Protected Companies reasonably contemplate engaging in within such twelve (12) month period). For purposes of this Agreement, “Restricted Period” means the Participant’s period of service until his or her Termination of Relationship, and thereafter through and including twelve (12) months following the Participant’s Termination of Relationship.

Nothing herein shall prohibit the Participant from (i) being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Participant has no active participation in the business of such corporation, or (ii) providing services to a subsidiary, division or affiliate of a Competing Business if such subsidiary, division or affiliate is not itself engaged in a Competing Business and the Participant does not provide services to, or have any responsibilities regarding, the Competing Business.

(c) Non-Solicitation of Employees and Consultants. During the Participant’s period of service and for a period of twelve (12) months after the date of the Participant’s Termination of Relationship, the Participant shall not directly or indirectly through any other Person (i) induce or attempt to induce any employee or independent contractor of the Protected Companies to leave the employ or service, as applicable, of the Protected Companies, or in any way interfere with the relationship between the Protected Companies, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) hire any person who was an employee of the Protected Companies, in each case, until six (6) months after such individual’s employment relationship with the Protected Companies has been terminated.

(d) Non-Solicitation of Customers. During the Participant’s period of service and for a period of twelve (12) months after the date of the Participant’s Termination of Relationship, the Participant shall not directly or indirectly through any other Person influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, ceding companies, associates, consultants, agents, or partners of the Protected Companies to divert their business away from the Protected Companies, and the Participant will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Protected Companies, on the one hand, and any of their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.

(e) Understanding of Covenants. The Participant represents and agrees that he or she (i) is familiar with and carefully considered the foregoing covenants set forth in this Section 7 (together, the “Restrictive Covenants”), (ii) is fully aware of his or her obligations hereunder, (iii) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (iv) agrees that the Restrictive Covenants are necessary to protect the Protected Companies’ confidential and proprietary information, good will, stable workforce and customer relations, and (v) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Section 7 regardless of whether the Participant is then entitled to receive severance pay or benefits from any of the Protected Companies. The Participant understands that the Restrictive Covenants may limit his or her ability to earn a livelihood in a business similar to the business of the Protected Companies, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of or other service provider to the Company and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his or her education, skills and ability), the Participant does not believe would prevent him or her from otherwise earning a living. The Participant agrees that the Restrictive Covenants do not confer a benefit upon the Protected Companies disproportionate to the detriment of the Participant.

(f) Enforcement. The Participant agrees that the Participant’s services are unique and that he or she has access to Confidential Information. Accordingly, the Participant agrees that a breach by the Participant of any of the covenants in this Section 7 would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. Therefore, the Participant agrees that in the event of any breach or threatened breach of any provision of this Section 7, the Company shall be entitled, in addition to and without limitation upon all other remedies the Company may have under this Agreement, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Section 7, as the case may be, or require the Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Section 7, if and when final judgment of a court of competent jurisdiction is so entered against the Participant. The Participant further agrees that the applicable period of time any Restrictive Covenant is in effect following the date of the Participant’s Termination of Relationship, as determined pursuant to the foregoing provisions of this Section 7, shall be extended by the same amount of time that the Participant is in breach of any Restrictive Covenant.

Section 8. Participant’s Employment or Service.

Nothing in this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company, any of its Subsidiaries or the Asset Management Company or interfere in any way with the right of the Company, its Subsidiaries or the Asset Management Company, as the case may be, in its sole discretion, to terminate the Participant’s employment or service or to increase or decrease the Participant’s compensation at any time.

Section 9. Delivery of Shares.

(a) Form. The Company shall, in its discretion, issue the Class A Shares either: (1) in certificate form as provided in clause (b) below; or (2) in book entry form, registered in the name of the Participant with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b) Share Legend Generally. The certificate(s) representing the Class A Shares shall bear the legend set forth in Section 7.2 of the Plan and/or any other appropriate or required legends under applicable laws. Such legends shall remain on the certificate(s) representing the Class A Shares until an IPO (or such later date that counsel to the Company may reasonably determine is advisable to help ensure the Company’s compliance with all applicable legal and regulatory requirements).

Section 10. Securities Law Representations.

The Participant hereby represents and warrants to the Company as set forth on Attachment A hereto.

Section 11. Notices.

All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to:

Athene Holding Ltd.

c/o Athene Asset Management, L.P.

Attention: James R. Belardi

841 Apollo Street, Suite 150

El Segundo, CA 90245

Telephone: (310) 698-4400

Facsimile: (310) 698-4491

Email: jbelardi@athene.com

with copy to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention: Perry Shwachman

Telephone: (312) 853-7061

Facsimile: (312) 853-7036

Email: pshwachman@sidley.com

If to the Participant, to him at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 12. Waiver of Breach.

The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 13. Participant’s Undertaking.

The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement and the Plan; provided, however, that such additional actions and documents are consistent with the terms of this Agreement.

Section 14. Modification of Rights.

The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Class A Shares granted hereby). Notwithstanding the foregoing, the Participant’s rights under this Agreement and the Plan may not be materially impaired without the Participant’s prior written consent.

Section 15. Governing Law.

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 16. Arbitration.

Except for suits seeking injunctive relief or specific performance or as otherwise prohibited by law, the parties hereby agree that any dispute, controversy or claim arising out of, connected with and/or otherwise relating to this Agreement and the arbitrability of any controversy or claim relating hereto, will be finally settled by binding arbitration. The parties hereby knowingly and voluntarily waive any rights that they may have to a jury trial for any such disputes, controversies or claims. The parties agree to resolve any dispute arising out of this Agreement before the American Arbitration Association (the “AAA”) in accordance with the AAA’s then existing National Rules for the Resolution of Employment Disputes. The arbitration shall be administered by the AAA and the hearing shall be conducted in the State of Delaware before a neutral arbitrator, who must have been admitted to the practice of law for at least the last ten years (the “Arbitrator”). Each party further agrees to pay its or his own arbitration costs, attorneys’ fees, and expenses, unless otherwise required by the AAA’s then-existing arbitration rules. The Arbitrator shall issue an opinion within thirty (30) days of the final arbitration hearing and shall be authorized to award reasonable attorneys’ fees to the prevailing party, which decision of the Arbitrator will be final, conclusive, unappealable and binding on the parties. The arbitration proceeding shall be confidential except that any arbitration award may be filed in a court of competent jurisdiction by either party for the purpose of enforcing the award.

Section 17. Withholding and Other Tax Issues.

The Company’s obligation to deliver the Class A Shares or any certificates evidencing the Class A Shares, or otherwise remove the restrictive notations or legends on such shares or certificates that refer to the transfer restrictions set forth in Section 6(a), is subject to the condition precedent that the Participant either pay (in cash or Shares) or provide for the amount of any such withholding obligations in such manner as may be authorized by the Committee under Article XV of the Plan. The Participant covenants and agrees to hold harmless and indemnify the Company, to the fullest extent permitted by applicable law, for any and all withholding taxes, penalties, fines and amounts paid in settlement of obligations related to any federal, state, local or other income, employment or other taxes with respect to the grant, vesting or making an election under Section 83(b) of the Code or other event with respect to the Class A Shares.

Section 18. Counterparts.

This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 19. Entire Agreement.

This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto, including that certain Class A Share Award Agreement dated as of April 28, 2014 between the Company and the Participant.

Section 20. Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 21. Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

ATHENE HOLDING LTD.

By:
Name:
Title:

THE PARTICIPANT:

[NAME]

ATTACHMENT A

Securities Law Representations

The Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal, state and foreign securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

(a) The Participant acknowledges that the Class A Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Participant is an “accredited investor” (as defined under the Securities Act and the rules and regulations promulgated thereunder), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.

(b) The Participant is an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) of the Securities Act.

(c) The Participant has acquired the Class A Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the Class A Shares within the meaning of the Securities Act and/or any applicable state securities laws.

(d) The Participant acknowledges that he has not acquired the Class A Shares as a result of any general solicitation or general advertising in the United States, including any meeting whose attendees have been invited by general solicitation or general advertising.

(e) The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Class A Shares and the restrictions imposed on any Shares. The Participant has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to purchase the Class A Shares. However, in evaluating the merits and risks of an investment in the Shares, the Participant has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

(f) The Participant is aware that the Class A Shares may be of no practical value, that any value they may have depend on vesting as well as the performance of the Company and the market generally, and that any investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(g) The Participant understands that the Class A Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Class A Shares have not been and will not be registered under the Securities Act, and that the Class A Shares are “restricted securities” as defined by Rule 144(a)(3) under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act or in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act, each as presently in effect. The Participant acknowledges reviewing a copy of Rule 144 promulgated under the Securities Act and Regulation S under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

(h) The Participant agrees that he will comply with all applicable laws and regulations in effect in any jurisdiction in which he sells any of the securities or otherwise transfers any interest therein.

(i) The Participant has read and understands the restrictions and limitations set forth in the Shareholders Agreement, the Plan and this Agreement.

(j) The Participant understands and acknowledges that, if and the Class A Shares vest, (a) any certificate evidencing the Vested Shares (or evidencing any other securities issued with respect thereto pursuant to any share split, share dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Shareholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.